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                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

                               (AMENDMENT NO.  )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            UFP TECHNOLOGIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

   __________________________________________________________________________
  2) Aggregate number of securities to which transaction applies:

   __________________________________________________________________________
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

   __________________________________________________________________________
  4) Proposed maximum aggregate value of transaction:

   __________________________________________________________________________
  5) Total fee paid:

   __________________________________________________________________________
[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

   __________________________________________________________________________
  2) Form, Schedule or Registration Statement No.:

   __________________________________________________________________________
  3) Filing Party:

   __________________________________________________________________________
  4) Date Filed:

   __________________________________________________________________________

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

                            UFP TECHNOLOGIES, INC.
                             172 EAST MAIN STREET
                     GEORGETOWN, MASSACHUSETTS 01833-2107

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                            UFP TECHNOLOGIES, INC.

                          TO BE HELD ON JUNE 6, 1997

                               ----------------

  The Annual Meeting of Stockholders of UFP Technologies, Inc. will be held on June 6, 1997 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

  2. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

  The Board of Directors has fixed April 28, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

  You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors

                                          RICHARD L. BAILLY,
                                          Secretary

Boston, Massachusetts
May 2, 1997

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                            UFP TECHNOLOGIES, INC.
                             172 EAST MAIN STREET
                     GEORGETOWN, MASSACHUSETTS 01833-2107

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 6, 1997

                               ----------------

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 6, 1997, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 2, 1997. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

  Only stockholders of record at the close of business on April 28, 1997 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,652,604 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

  The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                             ELECTION OF DIRECTORS

  At the Meeting, seven directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

  All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

  The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

          NAME           AGE                     POSITION                     DIRECTOR SINCE
          ----           ---                     --------                     --------------
R. Jeffrey Bailly.......  35 President, Chief Executive Officer and Director       1995
William H. Shaw(1)(2)...  69 Chairman of the Board of Directors                    1963
Richard L. Bailly.......  63 Executive Vice President, Secretary and Director      1963
William C. Cur-
 ry(1)(2)(3)............  63 Director                                              1990
David L. Friedman.......  49 Director                                              1994
T. Gordon Roddick.......  55 Director                                              1994
Kenneth L. Gestal.......  48 Director                                              1996

--------
(1) Member of the Company's Compensation Committee.
(2) Member of the Company's Stock Option Committee.
(3) Member of the Company's Audit Committee.

  Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

  Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw has also served as a director of the Company since 1963. Mr. Shaw is a member of the Board of directors of Re-Source America, Inc., a package recycling company.

  Mr. Richard Bailly, a cofounder of the Company, has served as its Executive Vice President and a director since its organization in 1963. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission. Mr. Bailly is a member of the Board of Directors of the Family Bank of Haverhill.

  Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date.

  Mr. Friedman has served as a director of the Company since January 25, 1994. Mr. Friedman, a cofounder of Moulded Fibre Technology, Inc. ("MFT"), which the Company acquired on December 23, 1993 (the "MFT Acquisition"), served as MFT's Chairman from its inception in 1991 until December 1993 and as its President and Chief Executive Officer from March 1992 until December 1993. Following the MFT Acquisition, Mr. Friedman served as MFT's interim president from December 1993, until May 1994. In 1986, Mr. Friedman founded Sandy River Group, Inc., a health care and environmental business development company, and served as a director and president from its inception to 1995. Mr. Friedman currently serves as Chairman of Sandy River Health Systems, Inc., a provider of health care services.

  Mr. Roddick has served as a director of the Company since January 25, 1994. He served as a director of MFT from 1991 until the MFT Acquisition in December, 1993. Mr. Roddick is a cofounder and chairman of The Body Shop International PLC, a cosmetic manufacturer and retailer, and has served as its chairman since its formation in 1976.

  Mr. Gestal has served as a director of the Company since 1996. Mr. Gestal is Chairman of Institutional Global Finance Corp., a money management firm. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities

Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company held six meetings during 1996. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year, except for Mr. Roddick.

  The Board of Directors has an Audit Committee which met twice in 1996 and is currently composed of Messrs. Curry and Eliot Sherman. Mr. Sherman is retiring from the Board of Directors and the Audit Committee following the Annual Meeting. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

  The Board of Directors has a Compensation Committee which met on three occasions in 1996 and is currently composed of Messrs. Curry and Shaw. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation.

  The Board of Directors has a Stock Option Committee which acted by unanimous written consent on three occasions in 1996 and is currently composed of Messrs. Curry and Shaw. Its functions include determining the individuals to whom stock options are granted, the terms upon which option grants are made and the number of shares subject to each option granted under the Company's 1993 Stock Option Plan.

  The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

COMPENSATION OF DIRECTORS

  In 1996, nonemployee directors of the Company received (i) an annual $5,000 fee, (ii) if applicable, an annual committee membership fee of $1,500 per year (with a maximum fee of $3,000) and (iii) a fee of $500 plus reimbursement of expenses for each meeting physically attended. Mr. Shaw received $12,000 for his services as Chairman of the Board and $50,000 for his services to the Company as a consultant pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. See "Consulting Contract." In addition, each nonemployee director is eligible to receive stock options pursuant to the 1993 Employee Director Stock Option Plan. See "1993 Nonemployee Director Stock Option Plan." Employee directors may be granted options under the 1993 Stock Option Plan.

  1993 Nonemployee Director Stock Option Plan. In October, 1993, the Company adopted the 1993 Nonemployee Director Stock Option Plan (the "Director Plan") to promote the Company's interests by attracting and obtaining highly skilled, experienced and knowledgeable independent directors. Only nonemployee directors are eligible to receive options under the Director Plan. The Director Plan provides for options for the issuance of up to 110,000 shares of Common Stock. Commencing July 1, 1994 and on July 1 each year thereafter, each individual who at the time is serving as a nonemployee director of the Company receives an automatic grant of options to purchase 2,500 shares of Common Stock. These options become exercisable in full six months after the date of grant and expire ten years from the date of grant. The exercise price is the fair market value of the Common Stock on the date of grant. Options may not be exercised after three months following the date the holder ceases to be a member of the Board of Directors of the Company, except in the event of termination by reason of death or permanent disability, in which event the options may be exercised for up to one year after the date of death or permanent disability, but in any event not later than ten years after the date the option was granted. In 1996, each of the Company's five continuing nonemployee directors, Messrs. Curry, Friedman, Roddick, Shaw, Sherman and Gestal received options to purchase 2,500 shares of Common Stock with an exercise price of $6.13 per share.

  Consulting Contract. William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw is entitled to an automobile and has agreed to serve as a consultant to the Company for three years for $50,000 per year beginning January 1, 1995. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

  Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

  The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of April 11, 1997, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                               SHARES OF COMMON STOCK PERCENT OF
    NAME                                       BENEFICIALLY OWNED(1)    CLASS
    ----                                       ---------------------- ----------
William H. Shaw(2)(5).........................        652,164            14.0%
 c/o UFP Technologies, Inc.
 172 East Main Street
 Georgetown, MA 01833
Richard L. Bailly(3)(4).......................        447,342             9.5%
 c/o UFP Technologies, Inc.
 172 East Main Street
 Georgetown, MA 01833
R. Jeffrey Bailly(3)(10)......................        399,577             8.1%
 c/o UFP Technologies, Inc.
 172 East Main Street
 Georgetown, MA 01833
Eliot H. Sherman(5)  .........................        307,184             6.6%
 c/o UFP Technologies, Inc.
 172 East Main Street
 Georgetown, MA 01833
David L. Friedman(5)(6).......................        221,878             4.8%
Paul Greenler (3)(10).........................        183,245             3.9%
T. Gordon Roddick(5)(7).......................        161,501             3.5%

                                             SHARES OF COMMON STOCK PERCENT OF
       NAME                                  BENEFICIALLY OWNED(1)    CLASS
       ----                                  ---------------------- ----------
Charles W. Casey(3).........................          67,508            1.4%
Wayne G. Williams(3)........................          58,521            1.3%
William C. Curry(5)(8)......................          52,292            1.1%
Kenneth L. Gestal...........................          42,700              *
James J. Cramer(9)..........................         992,900           21.3%
 56 Beaver Street
 New York, NY 10004
All executive officers and directors as a
 group
 (11 persons)(2)(3)(4)(5)(6)(7)(8)(10)......       2,483,822           53.4%

--------
  * Less than one percent.
 (1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
 (2) Includes 80,732 shares owned by the wife of Mr. Shaw as to which Mr. Shaw disclaims beneficial ownership.
 (3) Includes shares issuable pursuant to currently exercisable stock options under the 1993 Plan as follows: 34,500 for Mr. Richard Bailly, 235,000 for Mr. Jeffrey Bailly, 34,500 for Mr. Greenler, 27,000 for Mr. Charles
     W. Casey, and 27,000 for Wayne Williams.
 (4) Includes 175,924 shares owned by the wife of Mr. Bailly as to which Mr. Bailly disclaims beneficial ownership. Excludes 349,577 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.
 (5) Includes shares issuable pursuant to currently exercisable stock options under the Nonemployee Director Stock Option Plan as follows: 5,000 for Mr. Shaw, 7,500 for Mr. Sherman, 7,500 for Mr. Friedman, 7,500 for Mr. Roddick, 7,500 for Mr. Curry and 2,500 for Mr. Gestal.
 (6) Includes warrants to purchase 44,703 shares held by Mr. Friedman.
 (7) Includes warrants to purchase 33,178 shares held by Mr. Roddick.
 (8) Includes 40,040 shares owned by the wife of Mr. Curry, as to which he disclaims beneficial ownership.
 (9) Represents an investment group consisting of Mr. Cramer, Karen L. Cramer and J.J. Cramer & Co.
(10) Includes 120,090 shares owned by the Company's Profit Sharing Trust as to which Messrs. Bailly and Greenler disclaim beneficial interest in excess of their respective pecuniary interests in the trust. Messrs. Bailly and Greenler are co-trustees of the trust.

MANAGEMENT

  The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

   NAME                                AGE                 TITLE
   ----                                ---                 -----
Paul J. Greenler......................  51 Chief Financial Officer and Treasurer
Charles W. Casey......................  57 Vice President
Wayne G. Williams.....................  53 Vice President

  Mr. Greenler has served as the Chief Financial Officer of the Company since 1993 and previously as its controller from 1977 to 1993. Prior to joining the Company, Mr. Greenler was division controller of EG&G, Inc. from 1968 through 1977.

  Mr. Casey joined the Company in 1981 and has served as a Vice President since 1992. Prior thereto, Mr. Casey served as division manager from 1985 through 1994 and as plant manager from 1981 through 1985.

  Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and more recently as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as a Vice President in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company (1966-1981) where he held various technical, sales and project management positions.

  Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                    ANNUAL COMPENSATION              AWARDS
                          --------------------------------------- ------------
                                                     OTHER ANNUAL  SECURITIES   ALL OTHER
   NAME AND PRINCIPAL     FISCAL YEAR SALARY  BONUS    COMPEN-     UNDERLYING  COMPENSATION
        POSITION             ENDED      ($)    ($)   SATION($)(2) OPTIONS (#)     ($)(3)
   ------------------     ----------- ------- ------ ------------ ------------ ------------
R. Jeffrey Bailly.......   12/31/96   140,000 75,000    16,875            0       6,367
 President and Chief       12/31/95   125,000 67,435    16,250      200,000       7,095
 Executive Officer (1)     12/31/94    92,404 86,000         0      110,000       4,541
Richard L. Bailly.......   12/31/96   127,400 10,000         0        5,000       6,051
 Executive Vice            12/31/95   122,408 10,000         0            0       4,500
 President (1)             12/31/94   127,921      0         0       40,000       3,873
Paul J. Greenler........   12/31/96    95,000 15,000         0        5,000       4,853
 Chief Financial Officer   12/31/95    89,846 18,000         0            0       3,820
                           12/31/94    83,451 17,500         0       40,000       3,577
Charles W. Casey........   12/31/96    97,262  5,000         0        5,000       4,128
 Vice President            12/31/95    87,009      0         0            0       3,279
                           12/31/94    98,673  6,150         0       30,000       3,124
Wayne G. Williams.......   12/31/96    96,616 10,000         0        5,000       4,525
 Vice President            12/31/95    86,252 10,000         0            0       3,740
                           12/31/94    73,692 20,000         0       30,000       2,231

--------
(1) See "Employment Contracts" below.
(2) The Company granted Mr. Bailly 5,000 shares Common Stock in both April 1995 and 1996 at a market price of $3.25 per share and of $3.38, respectively, in each case based on the closing price of the Company's Common Stock on the Nasdaq Small Cap Market on the date of grant. See "Employment Contracts."
(3) Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust.

EMPLOYMENT CONTRACTS

  In April 1995 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $125,000 and consideration for discretionary bonuses. Mr. Bailly's agreement contains nondisclosure provisions and prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to grant Mr. Bailly 25,000 shares of its Common Stock at the rate of 5,000 shares per year commencing April 4, 1995 provided that Mr. Bailly remains employed with the Company. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

  Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to continue to pay Mr. Bailly a monthly amount for a period of eighteen months equal to Mr. Bailly's average monthly salary (including bonus) for the preceding two years, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

  In September 1993, the Company entered into an agreement with Richard L. Bailly that provides that should Mr. Bailly's employment with the Company be terminated by the Company for any reason other than for cause, or should Mr. Bailly terminate his employment for good reason (either a reduction in his salary below $122,400 or a material reduction in his overall level of responsibility), Mr. Bailly will receive an automobile and compensation of $122,400 per year for three years or until he reaches age 65, whichever is shorter. During this period, he will serve as a consultant to the Company. After the end of this initial consulting period, or upon Mr. Bailly's retirement, Mr. Bailly will continue as a consultant to the Company for three additional years for $45,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $40,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

SEVERANCE PLANS

  In September 1993, the Company adopted a policy that all executive officers and certain key employees of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company.

STOCK OPTION PLANS

  The following two tables set forth certain information with respect to (i) the number of options granted to named executive officers in 1996 and (ii) the aggregate number and value of options exercisable and unexercisable by the named executive officers during 1996. No options were exercised by any of the named executive officers in 1996.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ---------------------------------------------
                                                                          POTENTIAL
                                                                          REALIZABLE
                                     PERCENT OF                        VALUE AT ASSUMED
                                       TOTAL                           ANNUAL RATES OF
                          NUMBER OF   OPTIONS                            STOCK PRICE
                         SECURITIES  GRANTED TO                        APPRECIATION FOR
                         UNDERLYING  EMPLOYEES  EXERCISE OR             OPTION TERM(2)
                           OPTIONS   IN FISCAL  BASE PRICE  EXPIRATION -----------------
   NAME                  GRANTED (#)    YEAR    $/SHARE(1)     DATE     5%($)    10%($)
   ----                  ----------- ---------- ----------- ---------- -------- --------
R. Jeffrey Bailly.......      --        --           --          --         --       --
Richard L. Bailly.......    5,000       9.4%       3.125      4/9/01      4,317    9,539
Paul J. Greenler........    5,000       9.4%       3.125      4/9/01      4,317    9,539
Charles W. Casey........    5,000       9.4%       3.125      4/9/01      4,317    9,539
Wayne G. Williams.......    5,000       9.4%       3.125      4/9/01      4,317    9,539

--------
(1) All options have a term of five years, and vest at the rate of 20% a year commencing the date of grant.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock.

                      AGGREGATED OPTION EXERCISED IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                NUMBER OF SHARES
                                                OF COMMON STOCK     VALUE OF
                                                   UNDERLYING      UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                                                   OPTIONS AT      OPTIONS AT
                                                    12/31/96       12/31/96(1)
                                                ---------------- ---------------
                                                  EXERCISABLE/    EXERCISABLE/
                                                 UNEXERCISABLE    UNEXERCISABLE
  NAME                                                (#)              ($)
  ----                                          ---------------- ---------------
R. Jeffrey Bailly.............................. 182,500/127,500  470,625/314,375
Richard L. Bailly..............................   31,000/14,000    63,763/28,588
Paul J. Greenler...............................   31,000/14,000    63,763/28,588
Charles W. Casey...............................   23,500/11,500    43,175/21,750
Wayne G. Williams..............................   23,500/11,500    43,175/21,750

--------
(1) Based upon the closing price of the Company's Common Stock on December 31, 1996 on the Nasdaq National Market of $5.125 minus the respective option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 1996 was composed of Messrs. Curry and Shaw. The Board of Directors also maintains a Stock Option Committee, which in 1996 consisted of Messrs. Curry and Shaw, which is responsible for administering the 1993 Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted. Mr. Shaw was the President of the Company through his retirement at the end of 1994. Mr. Curry is not a former or current officer or employee of the Company.

COMPENSATION COMMITTEE, STOCK OPTION COMMITTEE AND BOARD OF DIRECTORS REPORT

  The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

  The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

  Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including Jeffrey Bailly, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

  Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Plan. The 1993 Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Stock Option Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 1996, the Company granted options to purchase 20,000 shares to executive officers as a group under the 1993 Plan. See "Stock Option Plans."

  In 1996, R. Jeffrey Bailly received a salary of $140,000, a bonus of $75,000 and 5,000 shares of Common Stock. This compensation was based upon the employment agreement negotiated with Mr. Bailly, in conjunction with his promotion to Chief Executive Officer and President of the Company in January 1995. The Board has conducted a survey of salaries of chief executive officers. Based upon that information and its experience, the Company believes that Mr. Bailly's cash compensation was comparable to the compensation of chief executive officers of similar companies.

    Compensation and Stock Option Committee
    WILLIAM H. SHAW                          Board of Directors
    WILLIAM C. CURRY                         WILLIAM H. SHAW
                                             R. JEFFREY BAILLY
                                             RICHARD L. BAILLY
                                             WILLIAM C. CURRY
                                             ELIOT SHERMAN
                                             DAVID FRIEDMAN
                                             T. GORDON RODDICK
                                             KENNETH L. GESTAL

PERFORMANCE GRAPH

  The following graph compares the semi-annual change in the Company's cumulative total shareholder return from December 16, 1993, when the Company's Common Stock became publicly traded to December 31, 1996 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.


                         [GRAPH APPEARS HERE]


                                              Nasdaq      NYSE/
                                           Stock Market   AMEX/
                                  UFP         Index      NASDAQ/
Measurement period            Technologies,   (U.S.)     Stocks
(Fiscal Year Covered)             Inc.      Companies     Index
---------------------           --------     --------    --------
Measurement PT -
12/17/93                        $ 100.0      $ 100.0     $ 100.0

FYE 12/31/93                    $  95.7      $ 102.3     $ 101.1
FYE 12/31/94                    $  52.2      $ 100.0     $ 101.4
FYE 12/31/95                    $  69.6      $ 141.5     $ 111.2
FYE 12/31/96                    $  89.1      $ 174.0     $ 154.2


Assumes $100 invested on December 16, 1993 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UNITED DEVELOPMENT COMPANY LIMITED

  The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both principals and stockholders of the Company, each owns an approximately 21% general partnership interest in United Development. Each of Paul J. Greenler, Charles W. Casey and Wayne G. Williams who are officers and/or stockholders of the Company, owns an approximately 5.3% limited partnership interest in this entity.

  The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of $210,000 of which $141,750 remained outstanding as of December 31, 1996. As of September 30, 1993, these loans were consolidated into one term note bearing interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the note amortizes on a ten year basis with the outstanding principal amount repayable on September 30, 1998.

  Kissimmee, Florida Property. The Company leases its Kissimmee, Florida manufacturing facility from United Development on a month-to-month basis. Monthly rent for the lease is $12,400 plus the payment of certain expenses and taxes. The Company chose not to exercise its option to purchase the land and building at a formula price based upon the appraised value of the land and building multiplied by a discount rate following the recent expiration of its previous lease for the premises. However, the Company believes that the terms of its month-to-month lease are comparable to those available in the market for real estate in Kissimmee, Florida. The Kissimmee, Florida property is subject to $1,500,000 Osceola County Industrial Development Authority Industrial Development Revenue Bonds, Series 1985 (United Development Company Limited Project) dated April 1, 1985, which as of December 31, 1996 had an aggregate outstanding principal balance of $414,293. Interest on these bonds accrues at the prime rate of interest as announced by Barnett Bank of Florida and is payable monthly commencing on June 1, 1986 and ending on May 1, 2000.

  In addition to other security for the bonds, including a mortgage on the property in favor of Barnett Bank and Trust Company, N.A., as trustee, the Company, William H. Shaw and Richard L. Bailly jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on the bonds. The Company, William H. Shaw and Richard L. Bailly also jointly and severally indemnified the Trustee and Osceola County Industrial Development Authority, as issuer of the bonds, for all costs, fees and expenses incurred by them in connection with the bonds.

  Decatur, Alabama Property. The Company leases its Decatur, Alabama manufacturing facility from United Development for an annual rent of $90,000 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama. In June, 1990, United Development acquired from MCP Industries, Inc. the land on which the Decatur, Alabama property is located, together with the related leasehold interest. This leasehold interest was acquired subject to an existing leasehold mortgage in the amount of $227,482. The acquisition of the property was financed by a $130,000 mortgage loan from First American Bank. This mortgage loan is guaranteed by the Company.

                                 OTHER MATTERS

VOTING PROCEDURES

  The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

  Abstentions will have no effect on the outcome on the votes of the election of directors. Shares held by stockholders, including brokers, who return a proxy but fail to vote on the proposal will be counted for the quorum for the Meeting. The "no vote" will have no effect on the proposal for election of directors.

INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1997. Such firm and its predecessor have served continuously in that capacity since 1982.

  A representative of KPMG Peat Marwick LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, the National Association of Securities Dealers and the Boston Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 1996 except for Kenneth Gestal who filed a Form 3 after the date specified therefor.

OTHER PROPOSED ACTION

  The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposal to amend the Certificate of Incorporation. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

  Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than January 2, 1998.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee, Stock Option Committee and Board of Director Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UFP TECHNOLOGIES, INC. AT 172 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                            UFP TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 1997

                            SOLICITED BY MANAGEMENT

     The undersigned hereby appoints R. Jeffrey Bailly and Paul J. Greenler, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on June 6, 1997, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

                  Continued, and to be signed, on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.  Election of Directors:

Nominees:

R. JEFFREY BAILLY, WILLIAM H. SHAW,

RICHARD L. BAILLY, WILLIAM C. CURRY,

DAVID L. FRIEDMAN, T. GORDON RODDICK

AND KENNETH L. GESTAL

[_] FOR ALL NOMINEES (except as marked to the contrary)

[_] WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):

____________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)



                                                    MARK HERE FOR
                                                    ADDRESS CHANGE
                                                    AND NOTE AT LEFT [_]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:________________________   Date:_____________

Signature:________________________   Date:_____________